SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material pursuant to Section 240.14a-12



                        TERRA NOVA FINANCIAL GROUP, INC.
              (Name of the Registrant as specified in its charter)
              -----------------------------------------------------
    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

______________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

______________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

______________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________

(5) Total fee paid:

______________________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:

       (2)    Form, schedule or registration statement no.:

       (3)    Filing party:

       (4)    Date filed:  April 20, 2007

                        TERRA NOVA FINANCIAL GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT


Dear Shareholder:

On behalf of the Board of Directors, it is my pleasure to invite you to Terra Nova Financial Group, Inc. 2007 Annual Meeting of Shareholders. The meeting will be held on Wednesday, May 23, 2007 at 1:00 p.m., central time, in The Michigan Room at The Metropolitan Club, Sears Tower, 233 South Wacker Dr., 66th Floor, Chicago, IL 60606.

You will find information regarding the matters to be voted on in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. A copy of our Annual Report on Form 10-KSB is enclosed also.

Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed Proxy Card and return it in the enclosed envelope as promptly as possible.

If you have any questions regarding the meeting, please contact Terra Nova's Investor Relations Department at (312) 827-3602 or Invrelations@tnfg.com. For questions regarding your stock ownership, please contact our transfer agent, UMB Bank, N.A., at (800) 884-4225.

                                                     Sincerely,

                                                     /s/ Bernay Box
                                                     Bernay Box
                                                     Chairman of the Board
                                                     April 30, 2007

                              NOTICE OF 2007 ANNUAL
                             MEETING OF SHAREHOLDERS



Date:          Wednesday, May 23, 2007
Time:          1:00 p.m., central time
Place:         The Michigan Room at The Metropolitan Club, Sears Tower
               233 South Wacker Dr., 66th Floor
               Chicago, IL 60606

Record Date:   Only holders of record of common stock of Terra Nova Financial
               Group, Inc as of the close of business on April 19, 2007 will be entitled to notice of and to vote at the annual meeting.

Purpose:
               1. To approve an amendment to the Amended and Restated Articles of Incorporation and Bylaws to eliminate the classified structure of the Board of Directors;

               2. To elect six persons to serve on the Board of Directors if Proposal 1 is approved, or, if Proposal 1 is not approved, to elect two Class III Directors;

               3. To ratify the appointment of KBA Group LLP as our Independent Auditors;

               4.   To approve an amendment to the 2005 Long-Term Incentive
                    Plan;

               5. To approve an amendment to the Amended and Restated Articles of Incorporation and Bylaws to provide that Directors may be removed from office at any time, with or without cause; and

               6. Any other matter that should properly come before the annual meeting or any adjournment thereof.

If you plan to attend the meeting in person you will need proper photo identification and/or an account statement showing your ownership for entry into the meeting.

For a period of at least ten days prior to the annual meeting, a complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder during ordinary business hours at the Company's offices at 100 South Wacker Drive, Suite 1550, Chicago, IL 60606.

                                              By Order of the Board of Directors

                                              /s/ M. Patricia Kane
                                              M. Patricia Kane
                                              Secretary

TABLE OF CONTENTS


Description of Business....................................................    1

Information on Solicitation and Voting
         Voting Procedures.................................................    2
         Shareholders Entitled to Vote.....................................    2
         Revocability of Proxy.............................................    2
         Householding of Proxy Materials...................................    2
         Cost of Solicitation..............................................    3

Proposals
         Proposal 1........................................................    5
         Proposal 2........................................................    6
         Proposal 3........................................................    8
         Proposal 4........................................................   10
         Proposal 5........................................................   14

Corporate Governance
         Independence of Directors.........................................   15
         Committees of Directors...........................................   15
         Attendance at Meetings............................................   16
         Communication with Directors......................................   16
         Procedures for Director Nominations...............................   16
         Audit Committee Report............................................   17
         Code of Ethics....................................................   17
         Certain Relationships and Related Transactions....................   17

Management
         Executive Officers and Key Employees..............................   19
         Executive Compensation............................................   20
         Outstanding Equity Awards at Fiscal Year-End......................   21
         Director Compensation.............................................   22

Shares Beneficially Owned
         Security Ownership of Certain Beneficial Owners and Management....   23
         Section 16(a) Beneficial Ownership Reporting Compliance...........   24

Available Information......................................................   25

Shareholder Proposals for the 2008 Annual Meeting of Shareholders..........   25

Appendix

         Appendix A........................................................  A-1
         Appendix B........................................................  B-1
         Appendix C........................................................  C-1
         Appendix D........................................................  D-1

DESCRIPTION OF BUSINESS

Terra Nova Financial Group, Inc., a Texas Corporation, ("Company", "we", "Terra Nova") is a holding company that operates through two primary subsidiaries:
Terra Nova Financial, LLC, a full-service self-clearing agency broker-dealer and futures commission merchant and RushGroup Technologies, Inc., a real-time financial technology company.

Terra Nova operates under five business divisions:

         Direct
         The Direct Division provides the individual active trader or investor a sophisticated trading experience with a focus on trade executions at competitive commissions through state-of-the-art direct market access trading platforms. We deliver services that include attentive customer support, customized portfolio reports and advanced research analytical tools that are tailored to the needs of the active trader. We also offer a state-of-the-art trading room for active professional day traders.

         Institutional
         The Institutional Division is a provider of clearing services, prime brokerage, agency-only brokerage, and advanced direct market access solutions to hedge funds, money managers, and proprietary trading units. Our sales trading desk provides execution services in equities, options, and futures. We have access to third party trading tools including customizable algorithms, smart order routing technology and can accommodate black and gray box trading systems. Additional resources for institutions include active soft dollar commission recapture programs and pre-trade and post-trade analytics. These services allow us to take a consultative approach to our clients and provide a full suite of customized brokerage solutions.

         Broker Services
         The Broker Services Division provides comprehensive financial and technological resources for referring broker-dealers, registered representatives, registered investment advisors and foreign brokers. The wide array of products and services offered includes clearing services, trade execution, white-label direct market access trading platforms, customized trade and business reports as well as account management and custody.

         Investment Banking
         The Investment Banking Division provides advice to corporate and institutional clients throughout the world on mergers, acquisitions and other financial matters. The Investment Banking group also raises capital for clients as a placement agent in public and private offerings of debt and equity instruments. Our Investment Banking professionals are responsible for developing and maintaining relationships with issuers by gaining a thorough understanding of their specific needs and bringing together the full resources of Terra Nova to accomplish their financial and strategic objectives.

         RushGroup Technologies, Inc.
         RushGroup, a wholly-owned subsidiary of the Company, is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies, a smart order routing system, RushGroup offers real-time market data platforms and direct access trading systems to NASD member broker-dealers, institutional portfolio managers and traders, through three platforms. Its flagship product is Direct Pro, a Level II software-based product, providing direct access to the markets and advanced functionality for sophisticated investors and active traders. In addition, RushGroup offers Direct Plus, a streaming Level I software-based product, and Direct, a Level I browser-based product. RushGroup is headquartered in Dallas, Texas.

INFORMATION ON SOLICITATION AND VOTING

The Board of Directors ("Board") of the Company furnishes this proxy statement in connection with a solicitation of proxies. The proxies solicited will be used at the annual meeting of shareholders of the Company to be held on Wednesday, May 23, 2007 at 1:00 p.m., central time, in The Michigan Room at The Metropolitan Club, Sears Tower, 233 South Wacker Drive, 66th Floor, Chicago, IL 60606, and at any adjournment thereof, for the purposes set forth in the foregoing notice of the annual meeting. Properly executed proxies received in time for the meeting will be voted as specified therein.

The Company's Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission ("SEC"), without exhibits, is being mailed to shareholders with this notice and proxy statement on or about April 30, 2007. The Company will, upon written request of any shareholder, furnish without charge a copy of the exhibits to the Form 10-KSB. Please address all such requests to the Company, Attention: Investor Relations, 100 South Wacker Drive, Suite 1550, Chicago, IL 60606.

Voting Procedures

Votes will be counted at the meeting by an election judge to be appointed by the Company prior to the meeting. The shares of common stock present in person or represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting.

The presence, in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum for the vote of common stock.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you must contact your broker or agent to obtain a broker's proxy card and bring it to the annual meeting in order to vote.

All proxies will be voted in accordance with the instructions of the shareholder. If no choice is specified, the proxies will be voted in favor of Proposal 2 and 3 set forth in the notice of meeting accompanying this proxy statement.

Proxies marked "withhold" or "abstain" and broker non-votes are counted as present for establishing a quorum. Broker non-votes with respect to a particular matter will not be counted as votes in favor of that matter. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Shareholders Entitled to Vote

Our Board of Directors has fixed the close of business on Friday, April 19, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and agreements thereof. On the record date, we had outstanding and entitled to vote 271,863,616 shares of common stock, $.01 par value. The holders of record of such shares on the record date will be entitled to one vote at the annual meeting for each share of common stock held by them, including abstentions and broker non-votes.

Revocability of Proxy

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Investor Relations Department of the Company at 100 South Wacker Drive, Suite 1550, Chicago, IL 60606, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy without giving written notice of revocation to the Investor Relations Department or their nominee prior to voting.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address:
100 South Wacker Drive Suite 1550, Chicago, IL 60606, Attention: Director of Investor Relations. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or by calling Investor Relations at (312) 827-3602.

Cost of Solicitation

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, our Directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will reimburse these persons for their reasonable expenses in connection with any of these solicitations. In addition, we will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and we will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

PROPOSALS

Proposal 1 - To approve an amendment to the Amended and Restated Articles of Incorporation and Bylaws to eliminate the classified structure of the Board of Director's terms of office.

At the annual meeting, the holders of common stock will be asked to approve an amendment to the Amended and Restated Articles of Incorporation and Bylaws to change the terms held by the Board from a staggered three year term to a one year term so that each Director will serve until the next annual meeting of shareholders or until his/her successor has been elected and qualified or he/she is re-elected.

Proposal 2 - Election of Directors

At the annual meeting, the holders of common stock will be asked to elect six members of the Board. Directors will be elected by a plurality of votes cast.

Proposal 3 - Ratification of Appointment of Auditors

At the annual meeting, the holders of common stock will be asked to ratify the Board of Directors appointment of KBA Group LLP as the Company's independent auditors for the year ending December 31, 2007.

Proposal 4 - To approve the amendment to the 2005 Long-Term Incentive Plan

At the annual meeting, the holders of common stock will be asked to approve an amendment to the Company's 2005 Long-Term Incentive Plan in order to consolidate all of the options granted under the Company's existing stock incentive plans, other than the 2006 Warrant Incentive Plan.

Proposal 5 - To approve an amendment to the Amended and Restated Articles of Incorporation and Bylaws to provide that Directors may be removed with or without cause

At the annual meeting, the holders of common stock will be asked to approve an amendment to the Amended and Restated Articles of Incorporation and the Company's Bylaws to provide that Directors may be removed with or without cause.

Other Matters

As of the date of this proxy statement, the Board of Directors of the Company knows of no other matters other than Proposals 1 through 4, described above, that are likely to be presented for consideration at the annual meeting. However, if any other matters should properly come before the annual meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters, and with respect to matters incident to the conduct of the annual meeting.

PROPOSAL 1

TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS

Section 13(a) of the Company's Amended and Restated Articles of Incorporation and Section 3.2 of the Company's Bylaws currently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office to expire at the third succeeding annual meeting of shareholders after their election.

The Board of Directors has determined that it is in the best interests of the Company and the Company's shareholders to change the terms held by the Board of Directors from a staggered three year term for each of the three classes of Directors members to one class of Directors to serve for a term of one year until the next annual meeting of shareholders when his or her successor has been elected and qualified. All Directors currently serving on the Board of Directors with terms extending beyond 2007 have indicated that they will resign if Proposal 1 is adopted so that they can be elected for a new one-year term.

The affirmative vote, either in person or by proxy, of the holders of more than 66 2/3% of the shares of common stock outstanding as of the record date is necessary to approve the amendment of the Amended and Restated Articles of Incorporation and Bylaws.

If Proposal 1 is approved by the shareholders, the Amended and Restated Articles of Incorporation would be modified as set forth in the Amendment to the Amended and Restated Articles of Incorporation attached as Appendix A and the relevant language of the Bylaws would be modified as set forth on Appendix B. If Proposal 1 is approved, the amendment to the Amended and Restated Articles of Incorporation will become effective upon its filing with the Secretary of State for the State of Texas, and the amendment to the Bylaws would be effective immediately.

The Board of Directors recommends that the shareholders vote FOR the proposal to amend the Company's Amended and Restated Articles of Incorporation and Bylaws to eliminate the classified structure of the Board of Directors.

PROPOSAL 2

ELECTION OF DIRECTORS

At the annual meeting, if Proposal 1 (the elimination of a classified Board of Directors) is approved, six Directors will be elected to hold office until the next annual meeting of shareholders, or until their successors are elected and qualified. If Proposal 1 is not approved by the shareholders, only the Class III Directors, Messrs. Gayle C. Tinsley and Stephen B. Watson, will be nominees for election to serve a term set to expire at the annual meeting in 2010 or until their successors are duly elected and qualified.

The proxies will vote for each of the nominees unless you specifically withhold your vote on a particular nominee. Management does not contemplate that any nominee will be unable or unwilling to serve as a director, or become unavailable for any reason, but if such should occur before the meeting, a proxy voted for any such individual will be voted for another nominee to be selected by management.

The enclosed proxy provides a means for holders of common stock to vote for all of the nominees listed set forth below, to withhold authority to vote for one or more of such nominees, to withhold authority to vote for all such nominees, or to write in and vote for other nominees. Each properly executed proxy received in time for the annual meeting will be voted as specified therein. If a holder of common stock does not specify otherwise, the shares represented by such shareholder's proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by management.


Class III Nominees with Terms Expiring in 2007
----------------------------------------------

Name                       Age        Position    Served as Director Since
----                       ---        --------    ------------------------
Stephen B. Watson           59        Director              2004
Gayle C. Tinsley            76        Director              1998


Stephen B. Watson was elected as a Director in January 2004. Mr. Watson is the International Chairman of Stanton Chase International, an executive search firm, having previously served as Managing Director of the Dallas office since December 2001. Prior to Stanton Chase, Mr. Watson was a managing director at Russell Reynolds Associates, a senior partner at Heidrick & Struggles, and the technology practice leader and Board member of Ray & Berndtson. Mr. Watson previously served as Chairman, President and CEO of Micronyx, a leading supplier of security products, spent nine years at Tandem Computers where he was regional director, and over 13 years at Burroughs Corporation, where he held various management positions. Mr. Watson received his B.S. degree in electrical engineering from the University of Wisconsin, and his M.B.A. from Southern Methodist University.

Gayle C. Tinsley has served as a Director since April 1998 and, from April 1998 to September 2001, was also Chief Operations Officer of the Company. Since October 2001 he has served as Chief Operating Officer of CW Dalcan Management Services, Ltd., a real estate management company that owns and operates multiple commercial buildings in Texas and Louisiana. Mr. Tinsley has more than 30 years of senior management experience with high-tech companies ranging in size from startup to Fortune 500 Corporations. Mr. Tinsley has also served as a consultant to small businesses in the areas of business and marketing plan development and capital funding. He has held positions as Vice President of Sales, Marketing and Technical Services of VMX Corporation, former President and Chief Executive Officer of Docutel/Olivetti Corporation, and various management positions with Xerox Corporation, Recognition Equipment, Inc. and IBM Corporation, where he began his business career. He received both his B.S. and Master's Degrees from East Texas State University, now Texas A & M University, Commerce.

Directors Continuing in Office

The following Directors will continue in office until the years specified below. If Proposal 1 is approved, however, shareholder votes cast for such continuing Directors will be counted and their nominees will, if elected, serve for a one year term.


Class I Directors with Terms Expiring in 2008
---------------------------------------------

Name                       Age        Position    Served as Director Since
----                       ---        --------    ------------------------
Charles B. Brewer           58        Director              2004
Russell N. Crawford         59        Director              2005


Class II Directors with Terms Expiring in 2009
----------------------------------------------

Name                       Age        Position    Served as Director Since
----                       ---        --------    ------------------------
Bernay Box                  45        Chairman              2006
Murrey Wanstrath            33        Director              2006

Charles B. Brewer was elected as a Director in January 2004. Mr. Brewer serves as President and Chairman of Senior Quality Lifestyle Corporation, a non-profit corporation that operates upscale retirement and assisted living communities in Dallas and Houston, and is developing one at Barton Creek in Austin. Mr. Brewer is an attorney and has served as a director of a number of publicly traded companies. He has been principally employed for the last 11 years in restructuring financially troubled companies on behalf of various creditor groups. Mr. Brewer holds B.A. and J.D. degrees from Southern Methodist University.

Russell N. Crawford has been a Director since June 2005. Mr. Crawford is General Manager of Diverse Construction in Dallas, Texas. Diverse Construction is a general contraction firm doing business in the Southwestern United States. Prior to Diverse Construction, Mr. Crawford was Principal of Crawford Consulting Services, a consultancy focused in the construction industry. From 2001-2004 Mr. Crawford has served as Vice President and Chief Marketing Officer of Mills Electrical Contractors, a division of Integrated Electrical Services, Inc., in Dallas, Texas. His long career in the electrical services industry has included, among other executive and management positions, the founding and serving as President of Crawford Electric Supply Company in Dallas, Texas from 1986 to 1997. Mr. Crawford holds a B.S. degree in Biology and Chemistry from Stephen F. Austin State University.

Bernay Box was appointed as a Director and Chairman of the Board in June 2006. He is the founder and, since 1999, managing partner of Bonanza Capital, Ltd. ("Bonanza Capital"), a private investment partnership. Based in Dallas, Texas, Bonanza Capital is a small-cap investment fund managing money for high net worth and institutional clients. Mr. Box has over 20 years of investment experience and is a graduate of Baylor University.

Murrey Wanstrath was appointed as a Director of the Company in June 2006. Since November 2005, he has been a Managing Director with Bonanza Capital. Mr. Wanstrath was an investment banker with Stonegate Securities from December 2004 through October 2005, as well as a senior equity analyst for Hibernia Southcoast Capital from October 2001 through May 2004. Mr. Wanstrath also worked as a manager in the transaction services group for Ernst & Young from January 1999 through October 2001, and from May through December of 2004. Mr. Wanstrath has earned the Chartered Financial Analysts designation, and graduated from the University of Arkansas in Fayetteville with a Bachelor of Business Administration in Accounting.

Recommendation of the Board of Directors

If Proposal 1 is approved by the shareholders, the Board of Directors recommends that the shareholders vote FOR the election of each of the six director nominees named above.

If Proposal 1 is not approved by the shareholders, the Board of Directors recommends that the shareholders vote FOR the election of each of the Class III director nominees named above.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed KBA Group LLP to serve as the Company's independent auditors for the year ending December 31, 2007. Although we are not required to seek shareholder approval of this appointment, we believe it to be sound corporate governance to do so. A majority of shares present and voting at the annual meeting is required for approval of Proposal 3.

In the event the shareholders fail to ratify the appointment of KBA Group LLP, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

KBA Group LLP is expected to be present at the annual meeting to be available to respond to appropriate questions. The Company has also extended an invitation to KBA Group LLP to make a statement to the shareholders if they wish.

Relationship with Independent Public Accountants

KBA Group LLP has served as the Company's principal independent public accountant since 2002, and has been appointed by the Company to serve in 2007, subject to ratification by the shareholders at the annual meeting.

Independent Registered Public Accounting Firm's Fees

On September 28, 2006, the Company's shareholders ratified the Board of Directors' appointment of KBA Group LLP to serve as the Company's independent auditors for the year ending December 31, 2006.

The following table sets forth the fees billed to the Company by KBA Group LLP for the years ending December 31, 2006 and 2005. Fees for audit services provided include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-QSB and review of the registration statements.

          ============================================================
                                                  2006         2005
                                               ----------   ----------
          Audit Fees (1)                       $  206,565   $   98,270
          Audit Related Fees                         --         24,305
                                               ----------   ----------
          Total Audit and Audit Related Fees      206,565      122,575


          Tax Fees                                   --           --
                                               ----------   ----------
          All Other Fees                             --           --
                                               ----------   ----------
          Total                                $  206,565   $  122,575
          ============================================================

          (1) The Audit Committee has determined that the provision of the services relating to these fees is compatible with maintaining the independence of the principal accountants.

Audit related fees in 2005 represent fees billed for work performed in connection with a potential acquisition and for filing a registration statement.

Audit Committee Pre-Approval Policy

The Audit Committee's pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.


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

Audit Services. The annual audit services engagement to the terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Audit-related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the company's financial statement and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.

Tax Services. The Audit Committee believes that the independent auditor can provide tax services to the company, such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services. The Audit Committee may grant pre-approval to those permissible non-audit services classified as "all other services" that it believes are routine and recurring services, and would not impair the independence of the auditor.

The Board of Directors recommends a vote FOR ratification of the appointment of KBA Group LLP as the Company's independent auditors for the fiscal year ending December 31, 2007.

PROPOSAL 4:

TO AMEND THE 2005 LONG-TERM INCENTIVE PLAN

On April 19, 2007, the Board of Directors of the Company approved, subject to shareholder approval, an amendment ("Plan Amendment") to the Company's 2005 Long-Term Equity Incentive Plan ("LTIP"). The LTIP provides that key employees, consultants and non-employee Directors of the Company or an affiliate ("eligible participants") may be granted: (1) incentive and non-qualified options to acquire shares of the Company's common stock, (2) performance-based awards, (3) shares of restricted common stock, (4) stock appreciation rights and (5) "phantom" stock awards. The LTIP permits eligible participants to acquire a proprietary interest in the growth and performance of the Company. The purpose of the LTIP is to provide an incentive for employees, Directors and certain consultants and advisors of the Company or its subsidiaries to remain in the service of the Company or its subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Company so they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting able persons to enter the service of the Company and its subsidiaries.

In addition to the LTIP, the Company has issued options to employees, Directors and consultants pursuant to the following stock-based plans, which were instituted before the LTIP:

   o   The 1997 Stock Option Plan ("1997 Plan");
   o   The Incentive Stock Option Plan; ("ISO Plan");
   o   The 1999 Stock Bonus Plan ("1999 Plan");
   o   The 2000 Stock Option Plan ("2000 Plan"); and
   o The 2002 Stock Option Plan ("2002 Plan" and, collectively with the other plans listed above, the "Old Plans").

The 1997 Plan and ISO Plans have terminated according to the terms of the plans and no additional options can be granted, although grants outstanding under those plans remain in force. There are 290,000, 330,000 shares and 65,000 shares, respectively, available for issuance under the 1997 Plan, the 2000 Plan and the 2002 Plan. Upon approval by the shareholders of the Plan Amendment at the annual meeting, no further awards will be made under any of the Old Plans.

For administrative convenience and in order to streamline the time and costs associated with administering the LTIP and the Old Plans, the Company is seeking shareholder approval of the Plan Amendment in order to consolidate all of the options granted under the Old Plans such that they are administered under, and governed by, the LTIP. The stock option agreements pursuant to which options were granted under the Old Plans will continue to govern the individual grants of options under the Old Plans. In addition, the Plan Amendment will revise the LTIP for the provision relating to the maximum number of awards that can be outstanding under the LTIP at any one time.

The 2006 Warrant Incentive Plan is specifically excluded and not included in the consolidation of the Old Plans into the LTIP.

A majority of the shares present and voting at the annual meeting is required to approve Proposal 4. The Plan Amendment is included in this Proxy Statement as Appendix C.

Description of the Old Plans

Authorized Shares; Administration
The following summary describes the terms of the Old Plans. Unless otherwise noted, the terms of the Old Plans are substantially identical.

The total number of shares of common stock that may be subject to awards under the Old Plans is an aggregate of 2,350,000 shares, consisting of 500,000 shares authorized under the 1997 Plan, 250,000 shares authorized under the ISO Plan, 100,000 shares authorized under the 1999 Plan, 500,000 shares under the 2000 Plan and 1,000,000 shares under the 2002 Plan. The number of shares authorized under the Old Plans is subject to adjustment by the committees established to administer the Old Plans (with respect to any of the Old Plans, as the context requires, the "Committee"), in the event of a recapitalization, stock split, stock dividend or similar corporate transaction.

The Old Plans are generally designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code Section 162(m)"), in order to preserve the Company's ability to take compensation expense deductions in connection with the exercise of options granted and the vesting of performance-based restricted stock under the 2006 Plan in certain circumstances. Under Code Section 162(m), a publicly held corporation is not permitted to take a federal income tax deduction for compensation recognized by certain executive officers in any year in excess of $1,000,000, unless such compensation meets the shareholder approval and other requirements of Code Section 162(m).

The Old Plans are administered by a Committee established in accordance with the terms of the applicable Old Plan (in each case the "Committee"). Generally, the Committee consists of one or more members of the Board of Directors (or a committee of the Board of Directors) who are not entitled to participate in the particular plan they are appointed to administer.

The Committee has the authority to grant awards under the Old Plans to eligible participants, who are employees, Directors, officers, agents and consultants designated by the Committee and who are expected to be primarily responsible for, or instrumental in, the management, growth or supervision of some part or all of the business of the Company. The Company estimates that there are currently approximately 95 employees and others who are eligible participants under the Old Plans.

The Committee has the discretion, in accordance with the provisions of the Old Plans, to determine the terms of the awards, to whom an award is granted and the number of shares of common stock subject to the award, subject to a restrictions with respect to awards that are intended to be "performance-based" compensation under Code Section 162(m), subject to customary adjustments, as provided in the Old Plans.

Stock Options
Options granted under the Old Plans generally may be incentive stock options ("ISO") or may be non-qualified stock options ("Non-ISO"), as determined at the time of grant. In certain circumstances, the grant of Non-ISO's, as opposed to ISO's, can result in federal income tax advantages to the Company.

The exercise price for options may not be less than the fair market value of the stock on the date of the grant of the options. The Old Plans provide that optionees may pay the exercise price: (1) in cash, (2) shares of the Company's common stock owned by the participant delivered to the Company, (3) in a "cashless" exercise, or (4) in any combination of cash and shares.

Options granted under Old Plans may not be exercised later than the date specified by the Committee, which in all cases is a maximum of ten years from the date of the grant.

Miscellaneous
Awards granted under the Old Plans generally are not transferable, other than by the laws of descent and distribution. Awards may only be exercised only by the optionee. Exercise of the awards granted under the Old Plans, other than the 1999 Plan, accelerate upon the occurrence of certain major events, such as a change of control of the Company.

Description of the Long-Term Incentive Plan

The following summary describes the principal provisions of the LTIP. None of the provisions described below will be affected by the Plan Amendment.

Authorized Shares; Awards Subject to the LTIP
The total number of shares of common stock that may be subject to option awards under the LTIP will not exceed and amount equal to: (a) ten percent of the total number of shares of common stock equivalents (such as options, warrants, convertible notes and the like) outstanding from time to time, minus (b) the total number of shares of common stock subject to outstanding awards on the date of calculation awarded under any other stock-based plan. Currently, the maximum number of option awards available under the LTIP is 18,118,078.

If the Plan Amendment is approved, Section 2.1 of the LTIP will be amended such that the number of authorized awards under the LTIP will be calculated without regard to awards outstanding under the Company's 2006 Warrant Incentive Plan, as set forth more fully in the Plan Amendment attached to this proxy statement as Appendix C.

The LTIP is generally designed to meet the requirements of Code Section 162(m), in order to preserve the Company's ability to take compensation expense deductions in connection with the exercise of options granted and the vesting of performance-based restricted stock under the LTIP in certain circumstances. Under Code Section 162(m), a publicly held corporation is not permitted to take a federal income tax deduction for compensation recognized by certain executive officers in any year in excess of $1,000,000, unless such compensation meets the shareholder approval and other requirements of Code Section 162(m).

The LTIP is administered by the Board of Directors or a committee ("Plan Committee") appointed by the Board of Directors. The Plan Committee may grant option awards under the LTIP to eligible participants. The Company estimates that there are currently approximately 95 employees and others who are eligible participants. The Plan Committee has the discretion, in accordance with the provisions of the LTIP, to determine the terms of the award, to whom an award is granted and the number of shares of stock subject to the award, subject to a maximum grant to an eligible participant in any year of 250,000 options or grants paid only in cash having a value determined on the date of grant in excess of $2,500,000.

Stock Options
An option granted under the LTIP may be an ISO or a Non-ISO, as determined at the time of grant. In certain circumstances, the grant of Non-ISOs, as opposed to ISOs, can result in federal income tax advantages to the Company.

The exercise price for options may not be less than the fair market value of the stock on the date of the grant of the options. The LTIP provides that optionees may pay the exercise price: (1) in cash, (2) by delivery to the Company of shares of the Company's common stock owned by the participant, (3) in a "cashless" exercise, or (4) in any combination of cash and shares.

An option granted under the LTIP may not be exercised later than the date specified by the Board of Directors, which in all cases is a maximum of ten years from the date of the grant.

Restricted Stock
The Plan Committee may award "restricted" shares of the Company's common stock that are subject to risk of forfeiture or other restrictions. Shares of restricted stock are subject to such restrictions as the Plan Committee may impose, including forfeiture upon termination of employment of the optionee.

Stock Appreciation Rights
The LTIP provides for grants to eligible participants of stock appreciation rights. A stock appreciation right gives the recipient a right to receive, upon exercise of the stock appreciation right, the excess of (1) the fair market value as determined by the Plan Committee of one share of common stock over (2) the exercise price of the related option (if any) or over the price specified in the agreement governing the award. The grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any stock appreciation right are determined by the Plan Committee.

Performance Units
The Plan Committee is authorized to grant eligible participants performance units ("Performance Units"). Performance Units granted under the LTIP may be awarded in cash or shares of common stock, payable to, or exercisable by, the recipient, in whole or in part, upon the achievement of performance goals established by the Plan Committee during the relevant performance period, and which performance goals may be modified by the Plan Committee at any time, in its discretion. If the performance goals are not met, no payment will be made to the recipient with respect to the Performance Units granted. If maximum performance is achieved or exceeded, the value of a Performance Unit will be based on the degree to which actual performance exceeded the pre-established minimum performance standards. The amount of payment is determined by multiplying the number of Performance Units granted at the beginning of the measurement period by the value of the Performance Unit, as determined by the Plan Committee.

Phantom Stock
The Committee is authorized to grant awards of "phantom stock," which means the grant of the value of shares of common stock, without the actual delivery of the common stock, on terms and conditions determined by the Plan Committee. The Plan Committee may impose conditions on phantom stock awards, including continuing employment or continuing service as a director or officer. Such awards may have such other terms and conditions as the Plan Committee determines.

Option awards granted under the LTIP generally are not transferable, except the Board of Directors may, in its sole discretion and subject to certain limitations, permit the transfer of Non-ISOs at the time of grant or thereafter for estate planning purposes.

Please see the table "Outstanding Equity Awards at Fiscal Year End" for all outstanding LTIP grants to the Executive Officers and Key Employees. The granting of awards under the LTIP is discretionary, and we cannot currently determine the number or type of awards we will grant under the LTIP in the future to our executive officers. We expect from time to time, in our discretion, we will grant awards to our executive officers under the LTIP under such terms consistent with the plan as we deem appropriate at the time of those grants.


Equity Compensation Plan Disclosure

In addition to the LTIP, the Company has in place the Old Plans and the 2006
Warrant Incentive Plan. The following table provides information related to the number of shares and warrants to be issued upon exercise of all outstanding options, warrants and rights and the number of shares available for future issuance under the Old Plans, at December 31, 2006.

-----------------------------------------------------------------------------------------------------------------------------------
                                                   (a)                            (b)                             (c)

                                                                                                           Number of securities
                                       Number of securities to be                                     remaining for future issuance
                                         issued upon exercise of        Weighted-average exercise       under equity compensation
                                      outstanding options, warrants   price of outstanding options,    plans (excluding securities
Equity Compensation Plan                       and rights                  warrants and rights            reflected in column (a))
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
by security holders                          32,958,256 (1) (2)                   $0.25                         18,118,078
Equity compensation plans not
approved by security holders                        -                                -                               -
-----------------------------------------------------------------------------------------------------------------------------------
Total                                        32,958,256                           $0.25                         18,118,078
===================================================================================================================================
(1) These plans include Company's 1997, 2000, 2002 stock option plans, the LTIP and the 2006 Warrant Incentive Plan.

(2) The number of shares is subject to adjustments for changes resulting from stock dividends, stock splits, recapitalization and similar events.


Equity Compensation Plan Disclosure Subsequent to Shareholder Approval

Subsequent to shareholder approval at the annual meeting, the following table represents the number of shares and warrants outstanding and available under the new LTIP plan.

-----------------------------------------------------------------------------------------------------------------------------------
                                                   (a)                            (b)                             (c)

                                                                                                           Number of securities
                                       Number of securities to be                                     remaining for future issuance
                                         issued upon exercise of        Weighted-average exercise       under equity compensation
                                      outstanding options, warrants   price of outstanding options,    plans (excluding securities
Equity Compensation Plan                       and rights                  warrants and rights            reflected in column (a))
-----------------------------------------------------------------------------------------------------------------------------------
Option Incentive plans approved by
security holders                              2,968,256                           $0.21                         41,098,078
Warrant Incentive plans approved by
security holders                             29,990,000                           $0.26                          5,010,000
Equity compensation plans not
approved by security holders                        -                                -                               -
-----------------------------------------------------------------------------------------------------------------------------------
Total                                        32,958,256                           $0.25                         46,108,078
===================================================================================================================================

The Board of Directors recommends a vote FOR approval of the Plan Amendment to the 2005 Long-Term Incentive Plan.

PROPOSAL 5

TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS TO ALLOW FOR THE REMOVAL OF DIRECTORS WITH OR WITHOUT CAUSE

Section 13(d) of the Company's Amended and Restated Articles of Incorporation and Section 3.3 of the Company's Bylaws currently provide that any director may be removed from office only for cause with the affirmative vote of the holders of 66 2/3% of the Company's voting stock.

Under Texas corporate law, shareholders may be limited to removing Directors only for cause, but only if the company has a classified board. For Texas corporations without a classified board, the holders of a majority of voting stock are entitled to remove Directors with or without cause. Accordingly, and in conjunction with the reasons behind Proposal 1, the Board of Directors has determined that it is in the best interests of the Company and the Company's shareholders and is proposing to amend the Company's Amended and Restated Articles of Incorporation and Bylaws to eliminate the provisions that allow shareholders to remove Directors only for cause.

The affirmative vote of 66 2/3% of the holders of the Company's voting stock is required to approve Proposal 5. If Proposal 5 is approved, the relevant language of the Company's Amended and Restated Articles of Incorporation would be modified as set forth in the Articles of Amendment to the Amended and Restated Articles of Incorporation attached as Appendix A and the relevant language of the Company's Bylaws would be modified as set forth in Appendix D. If Proposal 5 is approved, the amendment to the Amended and Restated Articles of Incorporation will become effective upon its filing with the Secretary of State for the State of Texas and the amendment to the Bylaws would be effective immediately.

The Board of Directors recommends that the shareholders vote FOR the proposal to amend the Company's Amended and Restated Articles of Incorporation and Bylaws to allow for the removal of Directors with or without cause.

CORPORATE GOVERNANCE

Independence of Directors

While the Board of Directors recognizes that Directors who do not meet the NASDAQ Stock Market independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom, it is the Board's goal that at least two-thirds of the Directors will be independent under the NASDAQ Stock Market guidelines and those additional guidelines adopted by the Board.

The Board makes affirmative determinations of the independence of each Director. Such determinations are made using the standards and processes approved and adopted from time to time by the Board. Such determinations, as well as the standards and processes applied in making them, will be disclosed to shareholders in accordance with the requirements of the NASDAQ.

The Board has established the following guidelines to assist it in determining Director independence:

   o The Director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;
   o neither the Director, nor any member of the Director's family, has been employed by the Company in the last five years;
   o neither the Director, nor any member of the Director's family, has been employed by, or affiliated with, the Company's auditor in the last five years;
   o neither the Director, nor any member of the Director's family, has not been part of an interlocking directorate in the last five years;
   o neither the Director, nor any member of the Director's family, receives non-director compensation from the Company;
   o  the Director does not own more than 4.9% of the Company's shares;
   o the Director does not serve on more than three other public company boards; and
   o  the Director does not serve on the board of another broker-dealer company.

The Board of Director's independent members are:

Charles B. Brewer
Russell N. Crawford
Gayle C. Tinsley
Stephen B. Watson

Committees of Directors

The Board of Directors has the following committees, the memberships of which will be reassigned by the Nominating and Corporate Governance Committee after the annual meeting:

       Committee                                        Members
       ---------                                        -------

       Audit                                            Charles B. Brewer
                                                        Russell N. Crawford


       Compensation and Management Development          Stephen B. Watson
                                                        Russell N. Crawford


       Nominating and Corporate Governance              Charles B. Brewer
                                                        Russell N. Crawford
                                                        Stephen B. Watson

The Audit Committee assists the Board in overseeing the integrity of our financial statements and financial reporting processes, external independent auditor's engagement, independence and performance, internal audit, accounting and control functions with regard to financial reporting and compliance with legal and regulatory requirements. The Audit Committee does not have as a member an individual who is a qualified "Audit Committee Financial Expert," as defined in the rules and regulations of the SEC and who also meets the independence criteria of the SEC. The Company continues to search for qualified individuals who meet all of the standards for independence and also have the background necessary for audit committee responsibilities. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Charter" that is posted on the Company's website at www.terranovafinancial.com.

The Compensation and Management Development Committee periodically reviews the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company. The Compensation and Management Development Committee approves the annual salaries, bonuses, stock option awards and restricted stock awards of the Company's executive officers. The Compensation and Management Development Committee also administers the LTIP and oversees the Company's succession planning. The Compensation and Management Development Committee reviews and approves, in consultation with the Board of Directors, the compensation of executive officers. With respect to the current compensation of the executive officers, the terms of such compensation were set pursuant to employment agreements or in other negotiations in connection with the acquisition of Terra Nova. The executive officers of the Company have no input into such review and approval, and the Compensation and Management Development Committee does not delegate the process of review and approval to any other individual or committee. Additional information regarding the functions to be performed by the Compensation and Management Development Committee and its membership is set forth in the "Compensation Committee Charter" that is posted on the Company's website at www.terranovafinancial.com.

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board, and recommends the director nominees for election at the annual meetings of shareholders, or for appointments to fill vacancies. The Nominating and Corporate Governance Committee also recommends the director nominees for each committee of the Board, advises the Board about appropriate composition of the Board and its committees, and advises and assists the Board in implementing appropriate corporate governance practices. The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by shareholders, and such a policy has not been contemplated by the Board because no nominations have ever been submitted by shareholders and the concentration of stock ownership is such that nominations from shareholders is unlikely. Additional information regarding the process and functions performed by the Nominating and Corporate Governance Committee and its membership is set forth in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.terranovafinancial.com.

Attendance at Meetings

During 2006 there were 14 regular meetings of the Board, two meetings of the Audit Committee, two meetings of the Nominating and Corporate Governance Committee and two meetings of the Compensation and Management Development Committee. All six Directors were in attendance at the 2006 Annual Meeting of Shareholders. Each director attended at least 75% of the meetings of the Board and those committees of which he was a member.

Communication with Directors

The Board provides a process for security holders to send communications to the Board by posting instructions for contacting the Board on the Company's website at www.terranovafinancial.com under the heading of Investor Relations >> Corporate Governance >> Contact the Board. Communications may be delivered by telephonic message, regular mail or email at Invrelations@tnfg.com.

Procedures for Director Nominations

Our Amended and Restated Articles of Incorporation and Bylaws provide that shareholders may nominate a person for election to the Board of Directors by sending a written notice of the nomination to the Company at least 60 days in advance of the next annual meeting of shareholders. Such notice must be sent or delivered to the Company's principal offices, to the attention of the Board of Directors, with a copy to the President and the Secretary of the Company.

In the event that a shareholder following the procedures in our Amended and Restated Articles of Incorporation and Bylaws was to propose a nominee, or if a vacancy occurs as a result of an increase in the number of Directors, the Board of Directors will identify candidates with superior qualifications and personally interview them, and if, appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company's business would be preferred. The Board of Directors, upon evaluation and review of the candidates, would use the same criteria for evaluating nominees recommended by shareholders as for those referred by management or any director. The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for Director.

Audit Committee Report

The Audit Committee is responsible for developing and monitoring the Company's audit program. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee also receives and reviews the reports and findings and other information presented to them by the Company's officers regarding financial reporting and practices. The Audit Committee is comprised of Messrs. Charles B. Brewer, Chairman, and Russell
N. Crawford. Each member has been determined to be "independent" as defined from time to time by the listing standards of the NASDAQ Stock Market and by applicable regulations of the SEC and shall meet any other applicable independence requirements of the NASDAQ Stock Market and the SEC. On April 20, 2005 the Audit Committee approved and adopted a written Charter which was also approved by the Board of Directors on that date and was attached to the Company's proxy statement for the fiscal year 2005 as Exhibit "A."

The Audit Committee reviewed and discussed the annual financial statements with management and the independent auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the auditors concerning their independence, as required under applicable standards for auditors of public companies. The Audit Committee discussed with the auditors the contents of such materials, the auditors' independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee's responsibility is to monitor and review the Company's financial reporting process, including its system of internal controls and the preparation of consolidated financial statements. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

Submitted by the Audit Committee of the Board:

Charles B. Brewer
Russell N. Crawford

Code of Ethics

We have a Code of Business Conduct and Ethics that applies to all officers, Directors, employees and consultants of the Company. Our Code of Business Conduct and Ethics is posted on our website at www.terranovafinancial.com. Any amendments to, or waivers of, our Code of Business Conduct and Ethics will be promptly disclosed on our website.

Certain Relationships and Related Transactions

On March 8, 2006 the Company borrowed funds from and issued a convertible note for $200,000 to a related party. This note accrued interest at the rate of 10% per annum payable quarterly commencing July 1, 2006 and was secured by a general security interest in all assets of the Company. The note was due on the earlier of September 8, 2007 or at the option of the payee, the date we consummate an equity or debt financing of at least $200,000. The note plus accrued interest was convertible, in whole or in part, at the option of the payee into our equity securities as part of an equity or debt public or private offering. The note was to convert to equity at the current private or public offering rate. We borrowed an additional $100,000 from the related party on April 28, 2006. The $200,000 principal amount above was amended to $300,000. All other terms of the note applied.

In connection with the note, we issued 1,500,000 warrants for the purchase of our common stock, 1,000,000 of which were issued at a price of $0.22 per share. These warrants expire on March 7, 2011. We recorded a debt discount of $83,061 relating to the issuance of the warrants. The additional 500,000 warrants were issued on April 28, 2006 at a price of $0.35 per share with an expiration date of April 27, 2011. We determined that the debt discount that represents the relative fair value of the warrants, which was determined by using the Black-Scholes pricing model with the following assumptions: 88% volatility, no dividend yield, 5 year term and 5.07% risk free interest rate. On May 15, 2006 the Company repaid the note.


MANAGEMENT

Executive Officers and Key Employees

The following provides information, as of the date of this proxy statement, with respect to each of the Company's executive officers and certain key employees as well as their respective ages and positions.

                                                                         Served as Executive
                                                                            Officer or Key
Name                        Age                 Position                    Employee Since
----                        ---                 --------                    --------------
Michael G. Nolan             39       Interim Chief Executive Officer            2006

M. Patricia Kane             44       Chief Operating Officer,
                                      Chief Financial Officer,                   2006
                                      Secretary

Jerald Kallas                49       Executive Vice President                   2006

Edwin L. McClendon           47       Executive Vice President                   2006

D.M. (Rusty) Moore, Jr       57       Former Chief Executive Officer          1990-2006

Randy Rutledge               57       Former Chief Financial Officer          2001-2006

Michael G. Nolan was appointed the interim Chief Executive Officer of Terra Nova Financial Group, Inc. in August 2006. Mr. Nolan is President of Terra Nova Financial, LLC, a position he has held since the Company's merger with Terra Nova in May 2006. Mr. Nolan joined Terra Nova in 1997 where his responsibilities increased over time to encompass management of the firm's, risk, operations, trading, administration and technology functions, leading to his appointment as Chief Operations Officer in January 2000. In addition, Mr. Nolan has played an important role on key initiatives of the firm, including options trading, futures trading and its conversion to self clearing. Previously, he held positions with financial institutions Archipelago, Chicago Partnership Board, Man Financial, Geldermann Securities, and A.G. Edwards. He currently serves as a Director of the Judd Goldman Adaptive Sailing Foundation, Chicago. Mr. Nolan holds a B.A. from Michigan State University.

M. Patricia Kane became Chief Operating Officer of the Company upon the acquisition in May 2006 and Chief Financial Officer in August 2006. Ms. Kane joined Terra Nova as its Chief Financial Officer in April 2001, and has since been responsible for overall financial and operational management, review and analysis of business development, management of profitability analysis, budget and expenditures. Ms. Kane has more than 20 years of financial industry experience, having held executive, compliance, operations, MIS and finance positions at firms which include BA Futures, Inc., First Chicago Futures, Inc., and The Chicago Corporation. Additionally, Ms. Kane has consulted in areas of profitability issues relative to market facilitators (exchanges) and market participants. Ms. Kane has a Bachelor of Science Degree in Accounting and minors in Legal Studies and Computer Management from Spring Hill College.

Jerald G. Kallas, joined the Company in August 2005 and became an Executive Vice President in October of 2006. Mr. Kallas leads the Institutional and Wholesale sales and trading effort at Terra Nova and comes to Terra Nova with over 25 years of trading and sales experience and previously was a partner with the Institutional floor brokerage firm Engelman Securities which was acquired by E-Trade Financial in 2002. Mr. Kallas was a member of the Chicago Stock Exchange and during his tenure served on various committees with the exchange. Mr. Kallas is a member of the Securities Traders association of Chicago, Board Member of the Wall Street Committee for St. Jude Children's Research Hospital and a Member of St. Xavier University Advisory Council. Mr. Kallas has a Bachelor of Arts degree from St Xavier University.

Edwin L. McClendon joined the Company in October 2006 as Executive Vice President and Head of Investment Banking. Mr. McClendon has 25 years of broad experience in the investment industry. Mr. McClendon has served 10 years in senior Equity Research positions at 1st Chicago Investment Management, BMO Nesbitt Burns Securities, Advest and William Blair & Company LLC. In addition to publishing detailed company and industry research reports, he was active in advising High Technology investment banking clients on public offerings, mergers
& acquisitions and private placements. In 2001 Mr. McClendon formed McClendon &
Associates LLC a management consulting firm that provided M&A advisory services, distressed securities and private equity analysis, and investment research services. In 2003 Mr. McClendon co-founded West Loop Partners LLC, and was general partner of the West Loop Partners Long/Short Balanced Fund 1 L.P. Mr.
McClendon is a graduate of Macalester College in St. Paul, MN with majors in Economics and Political Science.

D. M. (Rusty) Moore, Jr. was President and Chief Executive Officer from 1990 until August 2006. Mr. Moore is a 26-year veteran of the insurance and investment industry. He formerly served as Branch Manager, Regional Vice
President, Senior Vice President and National Sales Director, and received numerous awards for outstanding sales management performance with Primerica
Financial Services, now a division of CitiGroup. He is a 1971 graduate from Southern Methodist University with a B.B.A. in Marketing. Mr. Moore's employment was terminated in August 2006.

Randy Rutledge served as a Director of the Company from January 2001 through June 2005, as Chief Financial Officer from January 2002 through August 2006. He was the founder and President of Skyhawk Transportation Services, a freight-forwarding firm from 1981 until December 2001. He holds a B.B.A. from Southern Methodist University and an M.B.A. from the University of North Texas.
Mr Rutledge's employment was terminated in October 2006.

Executive Compensation

The following table sets forth the compensation we paid for services rendered during the fiscal years ended December 31, 2006, 2005, and 2004, and the number of options granted, to the Chief Executive Officer of the Company and key employees:

                                   SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------
                                                                 Option/
                                                                 Warrant      All other
Name and Principal Position      Year     Salary      Bonus     Awards (7)  Compensation     Total
------------------------------   ----   ---------   ---------   ---------   ------------   ---------
Michael G. Nolan (1)             2006   $ 130,770   $ 150,000   $  37,291              -   $ 318,061
Chief Executive Officer          2005           -           -           -              -           -
------------------------------   ----   ---------   ---------   ---------   ------------   ---------
M. Patricia Kane (2)             2006   $ 130,770   $ 150,000   $  37,291              -   $ 318,061
Chief Financial Officer          2005           -           -           -              -           -
------------------------------   ----   ---------   ---------   ---------   ------------   ---------
Jerald G. Kallas (3)             2006   $  34,615   $  80,000   $   7,908              -   $ 122,523
Executive Vice President         2005           -           -           -              -           -
------------------------------   ----   ---------   ---------   ---------   ------------   ---------
Edwin McClendon (4)              2006   $  23,077   $  54,146   $   2,068              -   $  79,291
Executive Vice President         2005           -           -           -              -           -
------------------------------   ----   ---------   ---------   ---------   ------------   ---------
D.M. (Rusty) Moore, Jr. (5)      2006   $ 113,375           -   $ 154,091   $    464,191   $ 731,657
Former Chief Executive Officer   2005     175,000           -          -               -     175,000
------------------------------   ----   ---------   ---------   ---------   ------------   ---------
Randy Rutledge (6)               2006   $  76,425           -   $ 176,104   $     45,000   $ 297,529
Former Chief Financial Officer   2005     103,200           -           -              -     103,200
----------------------------------------------------------------------------------------------------

(1) Mr. Nolan became Chief Executive Officer in August 2006. The Company is contemplating entering into an employment agreement with Mr. Nolan.
(2) Ms. Kane became Chief Financial Officer in August 2006. The Company is contemplating entering into an employment agreement with Ms. Kane.
(3) Mr. Kallas became Executive Vice President in October 2006.
(4) Mr. McClendon became Executive Vice President in October 2006.
(5) Other compensation earned in 2006 represent deferred wages from previous years and seperation pay. Mr. Moore's employment was terminated in August 2006.
(6) Other compensation earned in 2006 represent a seperation payment per the termination agreement executed in October 2006.
(7) See page F-12 of the Company's 10-KSB title "Share-based Compensation" in the notes of the Financial Statements.

All executives are compensated by salary plus discretionary bonus. Such bonus is either paid in cash, stock, or a combination of cash and stock. Bonuses, while subjective, are based on growth of revenues, operational metrics and the successful implementation of various initiatives, including but not limited to, the integration plan for the acquisition of Terra Nova Financial, LLC.


Compensation for Michael G. Nolan and M. Patricia Kane is determined by the
Board annually. The Board has delegated authority to a Committee for compensation of all other employees. The Board periodically reviews all compensation as per the Compensation Committee Charter. Material terms to option grants please see footnotes to Outstanding Equity award at Fiscal Year-End.

All other employees are employed at will with no specific or non-standard employment agreement. All employees, as a condition of employment, sign a standard employment agreement, a non-compete, and other various documents that protect the Company and employees.

                                    OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
------------------------------------------------------------------------------------------------------------------------------------
                                    Option Awards                                                Stock Awards
--------------   --------------------------------------------------   --------------------------------------------------------------
 Name             Number of      Number of     Option     Option       Number of     Market     Equity Incentive    Equity Incentive
                  Securities     Securities   Exercise   Expiration    Shares or    Value of       Plan Awards:       Plan Awards:
                  Underlying     Underlying    Price      Date         Units of     Shares or       Number of       Market or Payout
                 Unexercised    Unexercised                           Stock That    Units of        Unearned       Value of Unearned
                   Options        Options                              Have Not    Stock That   Shares, Units or    Shares, Units or
                                                                        Vested      Have Not      Other Rights     Other Rights That
                                                                                     Vested       That Have Not     Have Not Vested
                                                                                                     Vested

                     (#)            (#)          ($)                      (#)          ($)             (#)                 ($)
                 Exercisable   Unexercisable
--------------   -----------   -------------  --------   -----------   ---------   ----------   ----------------   -----------------
Michael G.                -         500,000    $ 0.25     12/31/2011          -           -                -                    -
Nolan (1)                 -       3,600,000      0.25       8/4/2011          -           -                -                    -
--------------   -----------   -------------  --------   -----------   ---------   ----------   ----------------   -----------------
M. Patricia
Kane (2)                  -         500,000    $ 0.25     12/31/2011          -           -                -                    -
                                  3,600,000      0.25       8/4/2011          -           -                -                    -
--------------   -----------   -------------  --------   -----------   ---------   ----------   ----------------   -----------------
Jerald G.
Kallas (3)                -         765,000    $ 0.25       8/4/2011          -           -                -                    -
--------------   -----------   -------------  --------   -----------   ---------   ----------   ----------------   -----------------
Edwin L.
McClendon (4)             -         200,000    $ 0.25       8/4/2011          -           -                -                    -
--------------   -----------   -------------  --------   -----------   ---------   ----------   ----------------   -----------------
D.M. (Rusty)
Moore, Jr. (5)    1,750,000               -    $ 0.28      5/18/2011          -           -                -                    -
--------------   -----------   -------------  --------   -----------   ---------   ----------   ----------------   -----------------
Randy Rutledge
(6)                  20,000               -    $ 0.16      9/30/2007          -           -                -                    -
                     20,000               -      0.15      9/30/2007          -           -                -                    -
                    300,000               -      0.15      9/30/2007          -           -                -                    -
                  2,000,000               -      0.28      5/19/2011          -           -                -                    -
------------------------------------------------------------------------------------------------------------------------------------

(1) 500,000 LTIP options vest quarterly at 12.5% until 12/31/2008 and 3,600,000 warrants vest on the following dates and in the following increments: 25% on August 4, 2007; another 25% on August 4, 2008; the remaining 50% on August 4, 2009.
(2) 500,000 LTIP options vest quarterly at 12.5% until 12/31/2008 and 3,600,000 warrants vest on the following dates and in the following increments: 25% on August 4, 2007; another 25% on August 4, 2008; the remaining 50% on August 4, 2009.
(3) 765,000 warrants vest on the following dates and in the following increments: 25% on August 4, 2007; another 25% on August 4, 2008; the remaining 50% on August 4, 2009.
(4) 200,000 warrants vest on the following dates and in the following increments: 25% on August 4, 2007; another 25% on August 4, 2008; the remaining 50% on August 4, 2009.
(5) Vesting on 1,750,000 warrants were accelerated per Mr. Moore's termination agreement in August 2006.
(6) Vesting on 2,000,000 warrants were accelerated per Mr. Rutledge's termination agreement in October 2006.


Director Compensation

The Company does not provide additional compensation to Directors who are employed by the Company. The following table shows Director Compensation for the fiscal year 2006.

-------------------------------------------------------------------------------------------------
                              DIRECTOR COMPENSATION
-------------------------------------------------------------------------------------------------
                          Fees Earned or                      Option        All Other
           Name            Paid in Cash    Stock Awards     Awards (1)    Compensation     Total
-----------------------   --------------   ------------   -------------   ------------   --------
Bernay Box (2)            $            -   $          -   $           -   $          -   $      -
-----------------------   --------------   ------------   -------------   ------------   --------
Gayle C. Tinsley (3)      $        1,750   $      4,250   $      10,338   $          -   $ 16,338
-----------------------   --------------   ------------   -------------   ------------   --------
Charles B. Brewer (3)     $        1,875   $      5,875   $       7,753   $          -   $ 15,503
-----------------------   --------------   ------------   -------------   ------------   --------
Russell N. Crawford (3)   $        1,875   $      6,125   $       7,753   $          -   $ 15,753
-----------------------   --------------   ------------   -------------   ------------   --------
Murrey Wanstrauth (2)     $            -   $          -   $           -   $          -   $      -
-----------------------   --------------   ------------   -------------   ------------   --------
Stephen B. Watson (3)     $        1,750   $      5,000   $       7,753   $          -   $ 14,503
-------------------------------------------------------------------------------------------------

(1) Warrants vest on the following dates and in the following increments: 25% on August 4, 2007; another 25% on August 4, 2008; the remaining 50% on August 4, 2009.
(2)  Director has waived all payments for Board meetings.
(3) The Company pays each non-employee director a fee of $500 for each Board and Committee meeting attended in person and $250 for each Board and Committee meeting attended telephonically.



SHARES BENEFICIALLY OWNED

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 20, 2007 including exercisable options for: (1) each person known by us to own beneficially 5% or more of the common stock, (2) each of our Directors, executive officers and key managers (3) all of our Directors, executive officers and key managers as a group. Except pursuant to applicable community property and except as otherwise indicated, each shareholder identified in the table possess sole voting and investment power with respect to its or his shares. The addresses of all such persons are in care of the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
--------------------------------------------------------------------------------
                                                                       Ownership
Name and Address of Beneficial Owner**       Note      Shares (1)     Percentage
--------------------------------------------------------------------------------
Bonanza Master Fund, Ltd.
300 Crescent Court, Suite 250
Dallas, TX  75201                            (5)      124,796,066       40.3%

Wellington Management Co.
75 State Street
Boston, MA  02109                            (4)       50,000,000       17.3%

Forest Hill Capital
100 Morgan Keegan Drive, Suite 430
Little Rock, AK  72202                       (3)       42,500,000       14.9%

PAR Investment Partners, L.P.                (2)       30,000,000       10.6%
One International Place, Suite 2401
Boston, MA  02110

Dewey M. Moore                               (6)        6,377,815        2.3%

Jerald G. Kallas                            (10)        5,000,000        1.8%

Mary Patricia Kane                           (9)        2,560,000        0.9%

Randy Rutledge                               (7)        2,395,167        0.9%

Michael G. Nolan                             (8)          400,000        0.1%

Gayle C. Tinsley                            (11)          288,945        0.1%

Steve B. Watson                             (14)           72,424          *

Charles B. Brewer                           (13)           63,915          *

Russell N. Crawford                         (12)           59,067          *

Edwin L. McClendon                          (15)                -          *
--------------------------------------------------------------------------------

 * Less than .01%
** Address of Management is 100 S Wacker, Suite 1550 Chicago, IL  60606
(1)Right to exercise within 60 days.

(2)Includes warrants to purchase 10,000,000 shares of Common Stock.
(3)Forest Hill Select Fund is comprised of the following funds:

                                                                         Common
                                                                          Stock         Warrants       Total
                                                                       ----------      ---------    ----------
   Commissum Financial Services                                         5,000,000      2,500,000     7,500,000
   Forest Hill Select Fund, LP                                         14,466,667      7,233,333    21,700,000
   Forest Hill Select Offshore, Ltd.                                    8,866,667      4,433,333    13,300,000


                                       23

(4)Wellington Management Company is comprised of the following funds
                                                                         Common
                                                                          Stock         Warrants       Total
                                                                       ----------      ---------    ----------
   Bay Pond Investors (Bermuda) LP                                      2,866,667      1,433,333     4,300,000
   Bay Pond Partners, LP                                                9,133,333      4,566,667    13,700,000
   First Financial Fund, Inc. ((nominee: (Hare & Co))                   4,666,667      2,333,333     7,000,000
   J Caird Investors (Bermuda) LP                                       6,666,667      3,333,333    10,000,000
   J Caird Partners, LP                                                 6,000,000      3,000,000     9,000,000
   WTC-CIF Unconventional Value Portfolio ((nominee: (Finwell & Co))    2,000,000      1,000,000     3,000,000
   WTC-CTF Unconventional Value Portfolio ((nominee: (Finwell & Co))    2,000,000      1,000,000     3,000,000

(5)Includes 37,865,333 warrants to purcahse Common Stock. Bernay Box may be deemed to be a beneficial owner of the securities held by Bonanza Master Fund, Ltd., by virtue of his being the managing parter of Bonanza Capital, Ltd.
(6)Includes 2,983,333 warrants to purchase Common Stock.
(7)Includes 2,000,000 warrants to purchase Common Stock and 340,000 options to purchase Common Stock.
(8)Includes 133,333 warrants to purchase Common Stock.
(9)Includes 853,333 warrants to purchase Common Stock.
(10)Includes 1,666,667 warrants to purchase Common Stock.
(11)Includes 230,000 options to purchase Common Stock.
(12)Includes 10,000 options to purchase Common Stock.
(13)Includes 20,000 options to purchase Common Stock.
(14)Includes 20,000 options to purchase Common Stock.
(15)Has no outsanding awards with rights to exercise within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our Directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, Directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, we believe that all filing requirements applicable to our officers, Directors and greater than 10% shareholders were satisfied during the fiscal year ended December 31, 2006 except the following:

    o On February 13, 2007, Mr. Charles Brewer, a Director of the Company, filed the requisite Form 5 reflecting the award of 7,616 shares of our common stock issued on December 20, 2006 and 750,000 warrants issued on August 4, 2006.

    o On February 13, 2007, Mr. Russell Crawford, a Director of the Company, filed the requisite Form 5 reflecting the award of 7,616 shares of our common stock issued on December 20, 2006 and 750,000 warrants issued on August 4, 2006.

    o On February 13, 2007, Mr. Gayle Tinsley, a Director of the Company, filed the requisite Form 5 reflecting the award of 7,185 shares of our common stock issued on December 20, 2006 and 1,000,000 warrants issued on August 4, 2006.

    o On February 13, 2007, Mr. Steven Watson, a Director of the Company, filed the requisite Form 5 reflecting the award of 7,116 shares of our common stock issued on December 20, 2006 and 750,000 warrants issued on August 4, 2006.

    o On February 13, 2007, Mr. Bernay Box, a Director of the Company, filed the requisite Form 5 reflecting the award of 75,730,680 shares of our common stock issued on October 16, 2006.

    o On February 13, 2007, Mr. Michael Nolan, Chief Executive Officer of the Company, filed the requisite Form 5 reflecting the award of 266,666 shares of our common stock issued on October 16, 2006, 3,600,000 warrants issued on August 4, 2006 and 500,000 options issued on December 31, 2006.

    o On February 13, 2007, Ms. Mary Patricia Kane, Chief Financial Officer of the Company, filed the requisite Form 5 reflecting the award of 1,706,667 shares of our common stock issued on October 16, 2006, 3,600,000 warrants issued on August 4, 2006 and 500,000 options issued on December 31, 2006.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.

Copies of such reports, proxy statements and other information, may be copied, at prescribed rates, at the public reference facilities maintained by the SEC at Room 1024, 100 First Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed through the SEC's Internet address at http://www.sec.gov.

In addition, the documents incorporated by reference into this proxy statement are available from the Company upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this proxy statement (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement), without charge, upon written or oral request. You should make any request for documents by May 15, 2007 to ensure timely delivery of the documents.

Requests for documents relating to the Company should be directed to: Brooke Hoffmann, Director of Investor Relations, 100 South Wacker Drive, Suite 1550, Chicago, Illinois 60606.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

Deadline for Submission of Shareholder Proposals

Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company at 100 South Wacker Drive, Suite 1550, Chicago, IL 60606, not later than December 15, 2007 for inclusion in the proxy statement for that meeting.

Shareholders who wish to make a proposal at the 2008 Annual Meeting of Shareholders other than one that will be included in the Company's proxy materials, should notify the Company no later than December 15, 2007 and no earlier than December 1, 2007.

If a shareholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the shareholder's proposal if it is properly brought before that meeting. If a shareholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the SEC's proxy rules.


By Order of the Board of Directors

/s/ Bernay Box

Bernay Box
Chairman of the Board
April 30, 2007

                                   APPENDIX A

                              Articles of Amendment
              to the Amended and Restated Articles of Incorporation
                                       of
                        Terra Nova Financial Group, Inc.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Terra Nova Financial Group, Inc. (the "Corporation") adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation.

                                    Article 1

         The name of the corporation is Terra Nova Financial Group, Inc. (the "Corporation").

                                    Article 2

The Amended and Restated Articles of Incorporation of the Corporation are amended by these Articles of Amendment as follows:

         (A) Section (a) of Article Thirteen of the Amended and Restated Articles of Incorporation is amended in its entirety to read as follows:

                  "The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class or series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than seven persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The terms of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2007 annual meeting of shareholders of the Corporation shall expire at such time. At each annual meeting of shareholders beginning with the 2007 annual meeting of shareholders of the Corporation, the directors shall not be classified, and the directors, other than those elected by any class or series of Preferred Stock of the Corporation then outstanding and entitled to elect additional directors under specified circumstances, shall be elected by a plurality of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors and shall hold office until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office."

         (B) Section (d) of Article Thirteen of the Amended and Restated Articles of Incorporation is amended in its entirety to read as follows:

                  "(d) Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class."

         All other provisions of Article Thirteen remain unchanged.

                                    Article 3

         The above amendments to the Articles of Incorporation were duly adopted and ratified by the shareholders of the Corporation by at a meeting duly called and held on _____________, at which a quorum was present and voting throughout.

                                    Article 4

         The above amendment to Article Thirteen of the Corporation's Articles of Incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Amendment to the Articles of Incorporation of TERRA NOVA FINANCIAL GROUP, INC. as of this ___ day of ___, 2007.

                                          TERRA NOVA FINANCIAL GROUP, INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                   APPENDIX B
                                   ----------

                MODIFICATION OF THE COMPANY'S BYLAWS TO ELIMINATE
                        THE CLASSIFIED BOARD OF DIRECTORS



The last sentence of Section 2 of Article III of the Company's Bylaws would be amended to read as follows (with additions indicated by underlining):

         The terms of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2007 annual meeting of shareholders of the Corporation shall expire at such time. At each annual meeting of shareholders beginning with the 2007 annual meeting of shareholders of the Corporation, the directors shall not be classified, and the directors, other than those elected by any class or series of Preferred Stock of the Corporation then outstanding and entitled to elect additional directors under specified circumstances, shall be elected by a plurality of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors and shall hold office until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                                   APPENDIX C

                AMENDMENT NO. 1 TO 2005 LONG-TERM INCENTIVE PLAN

                                       OF

                        TERRA NOVA FINANCIAL GROUP, INC.


         THIS AMENDMENT NO. 1 TO 2005 STOCK OPTION PLAN (this "Amendment") of Terra Nova Financial Group, Inc. (formerly Rush Financial Technologies, Inc.), a Texas corporation (the "Company"), is made effective as of ________, 2007.

                              W I T N E S S E T H:
         WHEREAS, the Board of Directors of the Company has determined it to be in the best interest of the Company to amend its Long-Term Incentive Plan (the "Plan") to provide that the awards of stock options and other stock-based compensation previously granted pursuant to the Company's prior stock option and incentive plans be governed by the Plan, as set forth below:

          1. The second paragraph of the section titled "SCOPE AND PURPOSE OF PLAN" is hereby amended to add a new sentence as follows:

                   "Pursuant to action by the Board of Directors of the Company, each of (a) the Terra Nova Financial Group, Inc. Long-Term Incentive Plan, (b) the Rushmore Financial Group, Inc. 1997 Stock Option Plan, (c) the Rushmore Financial Group, Inc. Restated Incentive Stock Option Plan, (d) the Rushmore Financial Group, Inc. 1999 Stock Bonus Plan, (e) the Rushmore Financial Group, Inc. 2000 Stock Option Plan, and (f) the Rushmore Financial Group, Inc. 2002 Stock Option Plan (collectively, the "Old Plans") have, for administrative purposes, been combined with this Plan and all grants made thereunder shall be governed by the terms of this Plan. In the event that the terms of any of the Old Plans conflict with the terms and provisions of this Plan, this Plan shall control. The agreements governing individual grants pursuant to the Old Plans shall continue to govern such individual grants, but shall be interpreted and administered pursuant to this Plan, unless the terms of any such grant would be construed less favorably to the recipient under this Plan than under the applicable Old Plan."

          2. Certain definitions set forth in Section 1 of the Plan are hereby amended in their entirety to read as follows:

                  "1.10 "Company" shall mean Terra Nova Financial Group, Inc."

                  "1.33 "Plan" means, as the context requires, (a) the Terra Nova Financial Group, Inc. Long-Term Incentive Plan, (b) the Rushmore Financial Group, Inc. 1997 Stock Option Plan, (c) the Rushmore Financial Group, Inc. Restated Incentive Stock Option Plan, (d) the Rushmore Financial Group, Inc. 1999 Stock Bonus Plan, (e) the Rushmore Financial Group, Inc. 2000 Stock Option Plan, (f) the Rushmore Financial Group, Inc. 2002 Stock Option Plan and (g) this 2005 Long-Term Incentive plan."

          3. Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

                  "Maximum Number of Shares. Subject to the provisions of Paragraph a2.6 and Section 10 of the Plan, the aggregate number of shares of Stock that the Company may have subject to outstanding Awards at one time under the Plan shall be an amount equal to (a) ten percent of the total number of shares of Common Stock Equivalents outstanding from time to time, minus (b) the total number of shares of Stock subject to outstanding Awards on the date of calculation awarded under any other stock-based plan for employees or directors of the Company and its Subsidiaries (excluding the Company's 2006 Warrant Incentive Plan)."

          4. The first two sentences of Section 13.18 of the Plan are hereby amended in their entirety to read as follows:

                  "All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas, except to the extent Texas law is preempted by federal law. Questions arising with respect to the provisions of an Award Agreement that are matters of contract law shall be governed by the laws of the state specified in the Award Agreement, except to the extent Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law shall govern."

          5. Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

          6. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

                                             TERRA NOVA FINANCIAL GROUP, INC.,
                                             by order of the Board of Directors

                                             By: _______________________________

                                             Name: _____________________________

                                             Title: ____________________________

                                   APPENDIX D
                  MODIFICATION OF THE COMPANY'S BYLAWS TO ALLOW
                   FOR THE REMOVAL OF DIRECTORS WITHOUT CAUSE

Section 3 of Article III of the Company's Bylaws would be deleted in its entirety and substituted with the following (with deletions indicated by strike-outs and additions indicated by underlining):

         Section 3.3 Removal of Directors. Subject to the rights of holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause only by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. "Cause" shall be exclusively defined to mean: (a) conviction of a felony, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct of such director which is materially detrimental to the Corporation, or (c) proof beyond a reasonable doubt of a breach of fiduciary duty of such director which is materially detrimental to the Corporation.

                                      Proxy
                        Terra Nova Financial Group, Inc.
           This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders ("Meeting") of Terra Nova Financial, Inc. ("Company") to be held in The Michigan Room of The Metropolitan Club, Sears Tower, 233 South Wacker Drive, 66th Floor, Chicago, Illinois 60606, on Wednesday, May 23, 2007, beginning at 1:00 p.m., central time, and the Proxy Statement in connection therewith.


         I, the undersigned, direct that this proxy be voted as follows:


1. APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS

     [  ] FOR                     [  ] AGAINST                    [  ] ABSTAIN

2.   ELECTION OF DIRECTORS:

A. To elect as the two nominees listed below, except as marked to the contrary below.

     [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for all
     (except as marked to the contrary        nominees listed below
     below)

     [ ] Gayle C. Tinsley as Class III director

     [ ] Stephen B. Watson as Class III director

B. If Proposal 1 is approved by the shareholders, to elect as directors all additional nominees listed below, except as marked to the contrary below.

     [ ] Charles B. Brewer

     [ ] Russell N. Crawford

     [ ] Murrey Wanstrath

     [ ] Bernay Box

3.   TO RATIFY THE APPOINTMENT OF KBA GROUP LLP AS THE COMPANY'S AUDITORS

     [  ] FOR                     [  ] AGAINST                    [  ] ABSTAIN

4.   APPROVAL OF AMENDMENT TO THE 2005 LONG TERM INCENTIVE PLAN

     [  ] FOR                     [  ] AGAINST                    [  ] ABSTAIN

5. APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS TO REMOVE A DIRECTOR WITH OR WITHOUT CAUSE

     [  ] FOR                     [  ] AGAINST                    [  ] ABSTAIN

6. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

This proxy will be voted as specified above if not revoked prior to the Meeting.
 If no specification is made, this proxy will be voted for the election of the director nominees in item 2 and 3 above.

The undersigned may revoke this proxy at any time and hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

If more than one of the proxies named shall be present in person or by substitute at the meeting, or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Please date, sign and FAX this proxy to the Company at (312) 849-4433.

Date ____________________________________________




____________________________________________    ________________________________

Signature of Shareholder (if Joint Account)     Signature of Shareholder


Please date this proxy and sign your name exactly as it appears on this mailing. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.